SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement            |_| Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Mason-Dixon Bancshares, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:


         |_| Fee paid previously with preliminary materials:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:


         (2) Form, Schedule or Registration Statement no.:


         (3) Filing Party:


         (4) Date Filed:

                                MID-ATLANTIC REALTY TRUST
                             1302 Concourse Drive, Suite 204
                                Linthicum, Maryland 21090


--------------------------------------------------------------------------------


                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


--------------------------------------------------------------------------------



                                                                 April 11, 1997


To the Shareholders of Mid-Atlantic Realty Trust:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MID-ATLANTIC REALTY TRUST ("MART") will be held at The Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland, on May 9, 1997, at 11:00 o'clock a.m., prevailing local time, for the following purposes:

     1. To elect Trustees to serve for the ensuing year and until the election and qualification of their successors;

     2. To consider and act upon the selection of independent certified public accountants to audit the financial statements of MART for calendar year 1997; and

     3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Only the shareholders of record of MART at the close of business on March 14, 1997 will be entitled to notice of and to vote at the meeting.


                                              By Order of the Board of Trustees,

                                              PAUL F. ROBINSON
                                              Secretary

                       IMPORTANT - YOUR PROXY IS ENCLOSED

     Shareholders who do not plan to attend the meeting are requested to complete, date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                            MID-ATLANTIC REALTY TRUST
                         1302 Concourse Drive, Suite 204
                            Linthicum, Maryland 21090
                                 (410) 684-2000


                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Trustees of MID-ATLANTIC REALTY TRUST ("MART") in connection with the Annual Meeting of the Shareholders of MART to be held on May 9, 1997, and any adjournments or postponements thereof. The approximate date this Proxy Statement and proxy are being sent to shareholders is April 11, 1997. The proxy is revocable at any time before exercise by written notice to Paul F. Robinson, Secretary of MART, at the principal office of MART.

     Only holders of record of MART's common shares of beneficial interest, par value $.01 per share (the "Shares"), at the close of business on March 14, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 7,374,805 Shares were outstanding and entitled to vote at the meeting, with each Share entitled to one vote.

                              BENEFICIAL OWNERSHIP

     The following table reflects the names and addresses of the only persons known to MART to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act requires inclusion of Shares that may be acquired upon the conversion of MART's Convertible Debentures held by such person, assuming those Debentures and no other Debentures are converted, even though the shares are not actually owned of record by that person.

        Name and Address                             Shares Beneficially                Percent
      of Beneficial Owner                                   Owned                      of Class
      -------------------                                   -----                      --------

Fidelity Investments (FMR Corp.)                            499,900                        6.8%
82 Devonshire Street
Boston, Massachusetts  02109

Merrill Lynch & Co., Inc.                            671,429 (1)                           8.4%
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281

Palisade Capital Management                             1,322,015                         16.4%
1 Bridge Plaza
Fort Lee, New Jersey  07024
---------------

(1)     Reflects shared voting and investment power with the following affiliated entities:  Merrill Lynch Group,
        Inc. of the same address; and Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill
        Lynch Global Allocation Funds, Inc., each of 800 Scodders Mill Road, Plainsboro, New Jersey 08536.


                              ELECTION OF TRUSTEES

     A Board of Trustees of eight persons is to be elected by the shareholders. All of the nominees will be elected as Trustees to serve until the 1998 Annual Meeting of Shareholders and until their respective successors have been elected and qualify. Under MART's Declaration of Trust and Maryland law, Trustees are elected by a plurality vote, which means the affirmative vote of holders of a majority of the Shares present (in person or by proxy) and voted at the meeting. Consequently, withholding of votes, abstentions and broker non-votes will have no effect on the outcome of this vote.

     Unless authority to vote is withheld, the enclosed proxy will be voted in favor of the election as Trustees of the following nominees. The Board of Trustees does not know of any nominee who will be unable to serve, but if any of them becomes unable to serve, the proxies may be voted with discretionary authority for the election of other persons as Trustees.



                                                      Principal Occupation                               Trustee
Name                                               During the Last Five Years                   Age       Since
----                                               --------------------------                   ---       -----

David F. Benson....................................................................................................
President of Meditrust (a publicly owned real estate
investment trust)                                                                                48         1993

Marc P. Blum ......................................................................................................
Member - Gordon, Feinblatt, Rothman, Hoffberger &
Hollander, LLC; Chief Executive Officer of World Total
Return Fund Limited Partnership and U.S.A. Fund Limited
Partnership (private investment funds) since 1992; Chief
Executive Officer of Coles Colonial Limited Partnership
(operator of four Drexel-Heritage furniture stores)                                              54         1993

Robert A. Frank ...................................................................................................
Executive Vice President, Director of Research, and
Co-Head of Capital Markets of Legg Mason Wood Walker,
Inc. (a publicly owned investment banking firm) from
September, 1996; prior thereto, Managing Director and
Group Head of the Real Estate Securities Research
Department of Alex. Brown & Sons Incorporated (a
publicly owned investment banking firm)                                                          47         1993

LeRoy E. Hoffberger ...............................................................................................
President of CPC, Inc. (real estate investments); Vice
President of Merchants Terminal Corp. (warehouse
company); Of Counsel to Gordon, Feinblatt, Rothman,
Hoffberger & Hollander, LLC                                                                      71         1993

F. Patrick Hughes .................................................................................................
President and Chief Executive Officer of MART; President
and Chief Operating Officer of BTR Realty, Inc. ("BTR")
from November, 1990                                                                              49         1993

M. Ronald Lipman ..................................................................................................
Member - Lipman, Frizzell & Mitchell, L.L.C. (real estate
consultants)                                                                                     58         1993

Stanley J. Moss ...................................................................................................
Legal Counsel, NatWest Markets (investment bankers);
Member of the Board of Advisors of Workbench, Inc.;
Attorney, Of Counsel to Katten, Muchin & Zavis from
1991 to 1992; Senior Vice President, Secretary and
Corporate Counsel to Drexel Burnham Lambert
Incorporated from 1987 to 1990                                                                   66         1993

Daniel S. Stone ...................................................................................................
President of Stone & Associates, Inc. (real estate
developers and consultants)                                                                      52         1993

     Messrs. Blum and Hoffberger are also directors of nine funds in the Davis Fund complex, which are investment companies registered under the Investment Company Act of 1940. Mr. Benson is also a trustee of Meditrust, a public real estate investment trust.

     Mr. Blum is a member of, and Mr. Hoffberger is of counsel to, the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland. During 1996, MART paid or incurred legal fees to that firm for services rendered.

     In 1996, the Board of Trustees held 4 meetings. During that year, each Trustee attended, in the aggregate, at least 75% of the meetings of the Board of Trustees and committees on which he served.

Committees of the Board of Trustees
-----------------------------------

     The Board of Trustees has an Executive Compensation Committee, an Audit Committee, an Investment Committee and a Nominating Committee.

     The Audit Committee consists of Messrs. Blum, Frank and Moss and recommends to the Board the selection of the independent public accountants, reviews with such accountants and management financial statements, other results of the audit, and internal accounting procedures and controls. The Audit Committee also reviews and considers proposed related party transactions, if any. The Audit Committee held 3 meetings in 1996.

     The Executive Compensation Committee consists of Messrs. Benson, Blum, Frank and Moss and makes recommendations to the Board regarding compensation of Trustees and executive officers, executive compensation generally, and benefit plans for management to be considered by the Board. The Executive Compensation Committee held 3 meetings in 1996.

     The Investment Committee consists of Messrs. Lipman, Stone and Hoffberger, with Mr. Hughes serving as a member ex officio. The Investment Committee, which held 5 meetings in 1996, reviews the performance of MART's properties and evaluates redevelopment and acquisition opportunities.

     The Nominating Committee, which consists of Messrs. Blum, Benson and Stone, makes recommendations regarding nominations for Trustees and officers. The Nominating Committee would consider nominees recommended by shareholders upon written request made to the committee prior to the time that the committee's recommendations are made to the Board of Trustees. The Nominating Committee did not meet in 1996.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The Executive Compensation Committee of MART consists of Messrs. Frank, Benson, Blum and Moss. Mr. Blum is a member of, and Mr. Hoffberger is of counsel to, the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland. During 1996, MART paid or incurred legal fees to that firm for services rendered.

Trustee Compensation
--------------------

     MART pays its Trustees (other than Mr. Hughes, who is employed as President and Chief Executive Officer of MART) a retainer of $12,000 per annum, $1,000 per meeting for each Board and committee meeting attended in person, and $500 for meetings attended by telephone. In addition, under MART's Omnibus Share Plan, each non-management Trustee automatically receives an option ("Trustee Option") to purchase 10,000 Shares exercisable at the market price on the date the option is granted. Trustee Options are exercisable to purchase 4,000 Shares six months after a Trustee's election to the Board, and to purchase 3,000 Shares on each of the first and second anniversaries of his or her election. Each of the current Trustees have options with an exercise price of $10.50 per Share, and Mr. Hoffberger, in his capacity as Chairman, has options to purchase 30,000 Shares under MART's Omnibus Share Plan.


     Under MART's 1995 Stock Option Plan, each non-employee Trustee on September 14, 1995 was granted an option to purchase 6,000 Shares in increments of 2,000 Shares each on September 30, 1995, 1996 and 1997 at an exercise price equal to the market price of the Shares on each exercise date.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that MART's trustees and executive officers and each person who owns more than 10% of the MART's Shares, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To MART's knowledge, all of its trustees and executive officers, and all persons owning beneficially more than 10% of the Shares, complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1996.

            INFORMATION REGARDING BENEFICIAL OWNERSHIP OF MANAGEMENT

     As of the Record Date, the number of Shares owned by each Trustee, each nominee to become a Trustee and by all Trustees and executive officers as a group were as follows:



     Name of                                      Shares                Percent
Beneficial Owner                            Beneficially Owned         of Class
----------------                            ------------------         --------


David F. Benson                                  1,333                       *
Marc P. Blum                                    32,681(1)(3)               0.4%
Robert A. Frank                                  3,166                       *
LeRoy E. Hoffberger                            113,557(2)(3)               1.5%
F. Patrick Hughes                               35,518                     0.5%
M. Ronald Lipman                                44,921                     0.6%
Stanley J. Moss                                  1,000                       *
Daniel S. Stone                                  4,700(4)                    *
Paul F. Robinson                                 2,591                       *
All Trustees and Executive Officers
 as a Group (9 persons included)               239,467(5)                  3.2%
--------------------
*less than .1%


(1) Mr. Blum's Shares are held by World Total Return Fund Limited Partnership and by U.S.A. Fund Limited Partnership, investment funds of which Mr. Blum is the President and CEO of the General Partner and in which he holds a substantial interest.

(2) Excludes 134,624 Shares or 1.8% of the outstanding shares owned by the Hoffberger Foundation, Inc., a charitable foundation of which Mr. Hoffberger is an officer and director. The number of Shares in the above table includes 60,000 Shares owned by CPC, Inc., a corporation of which Mr. Hoffberger is a director, stockholder and executive officer and includes 2,517 Shares registered in the name of Mr. Hoffberger as co-trustee under a trust agreement.

(3) Does not include 188,740 Shares held by Davis New York Venture Fund, Inc. and $350,000 principal amount of MART's Convertible Subordinated
     Debentures, convertible into 33,333 Shares, held by Davis Convertible Securities Fund, Inc., of which funds Messrs. Blum and Hoffberger are directors. The aggregate number of Shares beneficially owned by such funds is 222,073 or 3.0% of the outstanding Shares.

(4) Includes 3,000 shares held in trust for the benefit of a relative of Mr. Stone's of which Mr. Stone is one of the trustees.

(5) The total number of Shares held by all Trustees and executive officers as a group including the Shares held by the Hoffberger Foundation, Inc. and the investment funds specified in Note (3) is 596,164, representing 8.0% of the outstanding Shares of MART.

                             EXECUTIVE COMPENSATION

     The following table reflects, with respect to the Chief Executive Officer and each executive officer of MART whose annual compensation exceeded $100,000 in 1996, the aggregate amounts paid to or accrued for such officers as compensation in 1996, 1995 and 1994 (on an annualized basis).

                                              Summary Compensation Table
                                              --------------------------
                                                                                      Long Term Compensation
                                                                                      ----------------------
                                           Annual Compensation                                    Awards     Payouts
                                           -------------------                                    ------     -------
    Name and                                             Other Annual      Restricted              LTIP     All Other
Principal Position           Year      Salary    Bonus  Compensation(1)    Stock Award(s)Options Payouts  Compensation(2)
------------------           ----      ------    -----  ---------------    ------------- ------- -------  ---------------

F. Patrick Hughes            1996     $200,000  $100,000   $12,800           ---         ---        ---        $316
 President and               1995     $167,000   $75,000   $12,800           ---       27,000       ---        $387
 Chief Executive Officer     1994     $152,000   $30,000   $12,800           ---       45,000       ---        $387

Paul F. Robinson             1996     $130,000   $60,000   $10,400           ---         ---        ---        $807
 Executive Vice President,   1995     $107,000   $40,000    $9,145           ---       16,200       ---        $653
 Secretary, and              1994      $98,000   $15,000    $6,082           ---       27,000       ---         ---
 General Counsel
-------------------

(1)       Consists of car allowance and amounts reimbursed under MART's executive medical reimbursement plan.
(2)       Consists of premiums paid by MART on term life insurance policies on the lives of Messrs. Hughes and
          Robinson which are payable to their respective heirs or estates.


                                  Aggregated Option Exercises in Last Fiscal Year
                                         and Fiscal Year End Option Values
                                         ---------------------------------

                                   Number of Securities          Value of Unexercised
                                  Underlying Unexercised         In-the-Money Options
                                     Options at FY End                 at FY End
Name                             Exercisable/Unexercisable      Exercisable/Unexercisable
----                             -------------------------      -------------------------

F. Patrick Hughes                    63,000/9,000                   68,063/(1)
Paul F. Robinson                     37,800/5,400                   40,838/(1)


(1) The exercise price of these options will be the market price of the Shares on September 30, 1997, the date on which these options become exercisable. Accordingly, the value of these options cannot be determined at this time.


Executive Employment Agreements
-------------------------------

     MART has Executive Employment Agreements ("Agreements") with F. Patrick Hughes and Paul F. Robinson which were amended in 1995. Under the Agreements, the annual base salary for each of Messrs. Hughes and Robinson for this last fiscal year was $200,000 and $130,000 respectively. The Agreements provide annual increases of at least one-half of the annual increase in the Consumer Price Index. The term of each Agreement is at all times two years. In the event of the termination of employment due to a change of control in MART, all compensation payable to the executive for the remainder of the employment period becomes immediately due and payable. At the election of the executive, such compensation may be payable in a lump sum, discounted to present value.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The compensation of members of management of MART is determined by the Board of Trustees based upon the recommendation of the Executive Compensation Committee (the "Committee"). The Committee is comprised of independent Trustees, who are responsible for developing and implementing a comprehensive compensation program for management.

     Compensation Philosophy. The philosophy of the Committee is to ensure that the interests of management and employees are identical to the interests of MART's owners - the shareholders. To that end, the Committee has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options which will reward management and employees for adding shareholder value. Base salary is established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses provide short-term rewards for current accomplishments. Incentive stock options provide management and employees with a long-term investment in MART, the value of which is dependent upon their success in maximizing shareholder values.

     The measure of performance for a real estate investment trust ("REIT") is funds from operations, since most of the funds from operations are distributed to shareholders as a dividend. To the extent management succeeds at increasing funds from operations and dividends, share prices and shareholder values should be increased. Creating long-term shareholder value, however, is not always consistent with increased short-term distributions. To properly reward management for achieving a well balanced result, the Committee believes that both short-term results as well as long-term values must be considered and separately recognized.

     The Committee also recognizes the individual functions of each employee and provides for individual goals to be attained by each person. While the favorable performance of MART as a whole is the basis for any reward, the performance by each employee is the most significant factor in determining awards. The compensation of Mr. Hughes as the Chief Executive Officer of MART, however, is based upon the foregoing factors as well as the overall performance of MART and its management. As CEO, Mr. Hughes is responsible for the overall condition of the company and its resources, and his performance is evaluated by the Committee, in its discretion, on that basis as well as on objective criteria based on reaching certain financial and other benchmarks.

     Base Salary. Base salary for senior management for fiscal year 1996 was based upon salaries paid to such personnel in the preceding year, with appropriate increases. It is the intention of the Committee to review MART's executive compensation structure to insure that MART has the continued ability to attract and retain high caliber executive talent. To that end, the Committee will take into account salaries of senior management of companies of similar size within the REIT industry. The base salary for Mr. Hughes will be consistent with the base salaries of chief executive officers of peer companies.

     Incentive Bonuses. The Committee has implemented a discretionary cash bonus program for management and employees. The program makes available a cash bonus pool consisting of a percentage of the amount by which MART's funds from operations for the year exceeds a specified increase over the preceding year. The Committee has also adopted a bonus program for operating personnel for exceeding annual goals. For example, personnel engaged in development and redevelopment of properties would be rewarded for achieving returns above specified levels. Management personnel may participate in such bonus pools. The purpose of this program is to closely align the interests of management and employees with the interests of MART's shareholders on a year to year basis. The performance of the Chief Executive Officer will also be tied to the overall performance of MART and its management.

     Incentive Stock Option Plans. To promote the best long-term benefits to MART and its shareholders, MART has an Omnibus Share Plan under which Trustees, officers and employees may be granted awards of stock options, stock appreciation rights, performance shares and restricted stock. Up to 300,000 shares have been reserved for issuance under this plan. In 1995, the Board of Trustees adopted MART's 1995 Stock Option Plan pursuant to which up to 180,000 Shares have been reserved for issuance upon the exercise of stock options granted under this plan. The purpose of these Plans is to provide equity-based incentive compensation based on the long-term appreciation in value of MART's Shares and to promote the interests of MART and its shareholders by encouraging greater management ownership of MART's Shares. Most of the options granted or to be granted under the Plan vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship between the employee and MART.

     Awards under the Plan have been and will continue to be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of MART.

                                                EXECUTIVE COMPENSATION COMMITTEE

                                                Robert A. Frank, Chairman
                                                David F. Benson
                                                Marc P. Blum
                                                Stanley J. Moss

                                PERFORMANCE GRAPH

     MART commenced operations on September 11, 1993 upon the merger of BTR into MART, as a result of which MART acquired the business and operations of BTR. Consequently, MART had less than four months of operations during 1993. The following graph tracks the cumulative total return for MART during those months and for 1994, 1995 and 1996, compared to the S&P 500 and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index. The cumulative total return represents stock price appreciation and assumes reinvestment of all dividends paid during the indicated period. The graph assumes an investment of $100 on September 1, 1993.

[GRAPHIC OMITTED]

Because of the short period (approximately 40 months) covered by the graph, the graph is not an accurate measure of the cumulative total return or performance of MART or a proper indicator of its comparison to the S&P 500 or the Equity REIT Total Return Index in general.


              SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     On the recommendation of the Audit Committee, the Board of Trustees has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial statements of MART for calendar year 1997. The Board of Trustees considers such accountants to be well qualified and recommends a vote in favor of their selection.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

              SUBMISSION OF SHAREHOLDER PROPOSALS TO BE CONSIDERED
                         AT THE MAY 1998 ANNUAL MEETING

     Any shareholder desiring to present a proposal to be considered by the shareholders at the Annual Meeting of Shareholders to be held in May 1998, and desiring that information concerning such proposal be included in the proxy statement and form of proxy relating to such meeting furnished to shareholders by the Board of Trustees, should submit in writing proposals, including all supporting materials, to MART at its principal executive offices no later than December 1, 1997.


                                  OTHER MATTERS

     The solicitation of proxies will be made by mail at MART's expense, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to shareholders.

     The Board of Trustees of MART is not aware of any other matter which may be presented for action at the meeting, but should any other matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

     Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                       By Order of the Board of Trustees,

                                                               PAUL F. ROBINSON
                                                               Secretary


Dated:   April 11, 1997

                                      PROXY
                            MID-ATLANTIC REALTY TRUST
                         1302 Concourse Drive, Suite 204
                            Linthicum, Maryland 21090

     This Proxy is Solicited on Behalf of the Board of Trustees of Mid-Atlantic Realty Trust.

     The undersigned hereby appoints LeRoy E. Hoffberger, F. Patrick Hughes and Paul F. Robinson, and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland 21202, on May 9, 1997 at 11:00 a.m., prevailing local time, and any adjournments thereof.

1.       ELECTION OF TRUSTEES:  FOR all nominees listed below                 []
                              (except as set forth to the contrary below)

         WITHHOLD AUTHORITY to vote for all nominees listed below             []

         Marc P. Blum, Robert A. Frank, LeRoy E. Hoffberger, F. Patrick Hughes,
         M. Ronald Lipman, Daniel S. Stone, David F. Benson, Stanley J. Moss

The terms of all Trustees expire at the next annual meeting at which their successors are elected and qualify.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


                -------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG Peat Marwick LLP as the independent certified public accountants of MART for the fiscal year ending December 31, 1997.

                  For  []       Against []     Abstain  []

3. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees and for Proposal No. 2.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                      PLEASE MARK, SIGN, DATE AND MAIL THE
                         CARD IN THE ENCLOSED ENVELOPE.

DATED: ______________, 1997           Signature________________________________

DATED: ______________, 1997           Signature________________________________



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